Exhibit 13.1

906 Certification

October 13, 2010

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Annual Report on Form 20-F (as amended by this Amendment No. 2 to Form 20-F) for the year ended December 31, 2009 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Lin Shuipan, the Chairman and Chief Executive Officer and Wong Chi Keung, the Chief Financial Officer of Exceed Company Ltd., each certifies that, to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Exceed Company Ltd.

By:	/s/ Lin Shuipan
Name: Lin Shuipan
Title: Chairman and Chief Executive Officer

By:	/s/ Wong Chi Keung
Name: Wong Chi Keung
Title: Chief Financial Officer